Exhibit 77D

                 Policies with respect to Security investments

1. The investment strategy for ING SmallCap Opportunities Fund was changed effective June 2, 2003 to the following:

      INVESTMENT STRATEGY

      The Fund normally invests at least 80% of its assets in the common stock of smaller, lesser-known U.S. companies. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. The Fund normally invests in companies that the portfolio managers believe have above average prospects for growth. For this Fund, smaller companies are those with market capitalizations that fall within the range of companies in the Russell 2000 Growth Index, which is an index that measures the performance of small growth companies. The market capitalization range will change with market conditions as the range of the companies included in the Russell 2000 Growth Index changes. The market capitalization of companies held by the Fund as of June 30, 2003 ranged from $29 million to $1.7 billion.

      The Sub-Adviser uses a disciplined combination of quantitative screens and bottom-up fundamental security analysis to build a broadly diversified portfolio of companies the Sub-Adviser believes will have improving bottom lines, with reasonable valuation, whose stocks demonstrate relative strength. The focus of company analysis is upon the prospects for continuing bottom-line growth, balance sheet strength, and cash flow characteristics. A proprietary measure is used to determine relative stock price strength. A determination of reasonable valuation for individual securities is based on the judgment of the Sub-Adviser.

      The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or re-deploy assets into opportunities believed to be more promising. The most frequent reason to sell a security is likely to be that the portfolio managers believe a company's bottom line results or prospects have been changed.

      The Fund also may lend portfolio securities on a short-term or long-term basis, up to 33 1/3% of its total assets.

      The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective.

2. The investment strategy for ING MidCap Opportunities Fund was changed effective June 2, 2003 to the following:

      INVESTMENT STRATEGY

      The Fund normally invests at least 80% of its assets in the common stock of mid-sized U.S. companies. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. The Fund normally invests in companies that the Sub-Adviser believes have above average prospects for growth. For this Fund, mid-sized companies are those with market capitalizations that fall within the range of companies in the Russell MidCap Growth Index. The market capitalization range will change with market conditions as the range of the companies included in the Russell MidCap Growth Index changes. The market capitalization of companies held by the Fund as of June 30, 2003 ranged from $1.0 million to $10.7 billion.

      The Sub-Adviser uses a disciplined combination of quantitative screens and bottom-up fundamental security analysis to build a broadly diversified portfolio of companies the Sub-Adviser believes will have improving bottom lines, with reasonable valuation, whose stocks demonstrate relative strength. The focus of company analysis is upon the prospects for continuing bottom-line growth, balance sheet strength, and cash flow characteristics. A proprietary measure is used to determine relative stock price strength. A determination of reasonable valuation for individual securities is based on the judgment of the Sub-Adviser.

      The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or re-deploy assets into opportunities believed to be more promising. The most frequent reason to sell a security is likely to be that the portfolio managers believe a company's bottom line results or prospects have been changed.

      The Fund also may lend portfolio securities on a short-term or long-term basis, up to 33 1/3% of its total assets.

      The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective.
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3. The investment strategy for ING LargeCap Growth Fund was changed effective
June 2, 2003 to the following:

      INVESTMENT STRATEGY

      The Fund normally invests at least 80% of its assets in equity securities of large U.S. companies. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. The equity securities in which the Fund may invest include common stock, convertible securities, rights, warrants and exchange traded index funds (ETFs).

      The Fund invests in the stocks of successful, large, growing companies. The Sub-Adviser considers a company to be large if its market capitalization corresponds at the time of purchase to the upper 90% of the Standard & Poor's Composite Stock Price Index (S&P 500 Index). The market capitalization of what the Sub-Adviser considers to be large companies will change with market conditions. As of June 30, 2003, this meant a market capitalization of at least $2.12 billion.

      Capitalization of companies in the S&P 500 Index will change with market conditions. The Fund's investment strategy is based on an assumption that stock prices over time follow earnings and companies that can sustain above average growth in earnings will outperform the growth indices and, long term, the market overall. However, markets often overreact to near term events and extrapolate recent experience into the current stock price. In this context, successful growth investing requires in-depth fundamental research in order to differentiate sustainable growth from short-lived events. This fundamental research is then combined with a rigorous price discipline.

      Using a unique valuation measure in each industry, the Sub-Adviser ranks each stock based on its upside return potential relative to its down side risk. The Sub-Adviser typically purchases companies that rank in the top 25% based on this measure and sells the stocks when they fall below median.

      The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising.

      The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective.

      The Fund may invest up to 20% of its total assets in securities of foreign issuers and non-dollar securities.

      The Fund may also lend portfolio securities on a short-term or long-term basis, up to 30% of its total assets.

4. The investment strategy for ING Growth Opportunities Fund was changed effective June 2, 2003 to the following:

      INVESTMENT STRATEGY

      The Fund invests primarily in common stock of U.S. companies that the Sub-Adviser feels have above average prospects for growth.

      Under normal market conditions, the Fund invests at least 65% of its total assets in securities purchased on the basis of the potential for capital appreciation. These securities may be from large-cap, mid-cap or small-cap companies.

      The Sub-Adviser uses a disciplined combination of quantitative screens and bottom-up fundamental security analysis to build a broadly diversified portfolio of companies the Sub-Adviser believes will have improving bottom lines, with reasonable valuation, whose stocks demonstrate relative strength. The focus of company analysis is upon the prospects for continuing bottom-line growth, balance sheet strength, and cash flow characteristics. A proprietary measure is used to determine relative stock price strength. A determination of reasonable valuation for individual securities is based on the judgment of the Sub-Adviser.

      The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising. The most frequent reason to sell a security is likely to be that the portfolio managers believe a company's bottom line results or prospects have been changed.

      The Fund also may lend portfolio securities on a short-term or long-term basis, up to 33 1/3% of its total assets.

      The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective.